LOAN AGREEMENT
By and Among
Ardrey Kell Station LLC, Richmond Station LLC, Stockbridge Station LLC, Stockbridge Station Outparcel LLC, Harrison Pointe Station LLC, West Creek Station LLC, Deerwood Lake Station LLC, Northridge Station LLC, Goolsby Pointe Station LLC, Hamilton Village Station LLC, Cushing Station LLC, Red Maple Station LLC, Northtowne Station LLC, Dean Taylor Station LLC, Savage Station LLC, Sterling Point Station LLC and Lakewood Station LLC,
as Borrower
and
TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA,
as Lender
Dated as of October 4, 2017
Authorization #:AAA-7887
Investment ID#:0008464

Section 18.7	Partial Releases; Extensions; Waivers	52
Section 18.8	Service of Process	52
Section 18.9	Entire Agreement	52
Section 18.10	No Oral Amendment	52
Section 18.11	Lost or Destroyed Note	53
Section 18.12	Time of the Essence	53
Section 18.13	Subrogation	53
Section 18.14	Joint and Several Liability	53
Section 18.15	Successors and Assigns	53
Section 18.16	Duplicates and Counterparts	53

EXHIBIT A BORROWER ENTITY AND INDIVIDUAL PROPERTY
EXHIBIT B DEFINITIONS
EXHIBIT C RULES OF CONSTRUCTION
EXHIBIT D CERTIFICATION OF RENT ROLL
SCHEDULE 1 ALLOCATED LOAN AMOUNTS AND APPRAISED VALUES
SCHEDULE 2 ORGANIZATIONAL CHART
SCHEDULE 3 ENVIRONMENTAL REPORT

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Loan Agreement”) is made as of this 4th day of October, 2017 by and among ARDREY KELL STATION LLC, RICHMOND STATION LLC, STOCKBRIDGE STATION LLC, STOCKBRIDGE STATION OUTPARCEL LLC, HARRISON POINTE STATION LLC, WEST CREEK STATION LLC, DEERWOOD LAKE STATION LLC, NORTHRIDGE STATION LLC, GOOLSBY POINTE STATION LLC, HAMILTON VILLAGE STATION LLC, CUSHING STATION LLC, RED MAPLE STATION LLC, NORTHTOWNE STATION LLC, DEAN TAYLOR STATION LLC, SAVAGE STATION LLC, STERLING POINT STATION LLC and LAKEWOOD STATION LLC, each a Delaware limited liability company (collectively, jointly and severally, “Borrower” and individually, a “Borrower Entity”), having its principal place of business at c/o Phillips Edison & Company, 11501 Northlake Drive, Cincinnati, Ohio 45249, and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having an address at 730 Third Avenue, New York, New York 10017 (“Lender”).
RECITALS:
A.    Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the aggregate maximum principal amount of $175,000,000.00.
B.    Each Borrower Entity is the owner of the parcel of real property designated on Exhibit A attached hereto (collectively, the “Property” and individually, an “Individual Property”). Notwithstanding the foregoing, however, with respect to Stockbridge Station LLC and Stockbridge Station Outparcel LLC, for purposes of (x) any Transfer under Article XII and (y) any calculation of loan to value and Debt Service Coverage hereunder under this Loan Agreement, the Individual Property owned by each such Borrower Entity shall be treated collectively.
C.    To evidence the Loan, each Borrower Entity has executed certain promissory notes (collectively, the “Note” and individually, an “Individual Note”)), dated of even date herewith, in the principal amounts set forth on Schedule 1 attached hereto (individually, an “Allocated Loan Amount” and collectively, the “Allocated Loan Amounts”; each Allocated Loan Amount or so much as is outstanding from time to time under each Individual Note is referred to individually as the “Individual Principal”, and the Allocated Loan Amounts or so much as is outstanding from time to time under the Note (being the sum of each Individual Principal) is referred to the “Principal”). Collectively, Borrower has promised to pay the Principal with interest thereon to Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on November 1, 2026 (the “Maturity Date”).
AGREEMENT
NOW, THEREFORE, in consideration of the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1    Definitions. Capitalized terms used in this Loan Agreement are defined in Exhibit B or in the text with a cross-reference in Exhibit B.
Section 1.2    Rules of Construction. This Loan Agreement will be interpreted in accordance with the rules of construction set forth in Exhibit C.
ARTICLE II
PAYMENT TERMS
Section 2.1    The Obligations; Cross Collateralization and Cross Default.
(a)This Loan Agreement secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (the “Obligations”).
(b)(i)    Borrower acknowledges and agrees that Lender has made the Loan to Borrower based upon each Borrower Entity’s respective interests in the Property and in reliance upon the Property being of greater value as collateral security than the Allocated Loan Amounts as of the date hereof. Each Borrower Entity shall be jointly and severally liable with each and every other Borrower Entity with respect to all of the Obligations. Borrower expressly acknowledges and agrees that such joint and several liability is material consideration for the making of the Loan by Lender, that Lender would not have made the Loan without such joint and several liability on the part of Borrower, and that each Borrower Entity derives material benefit from the making of the Loan. Without limitation of the any of the foregoing, each representation and warranty of “Borrower” (with respect to the “Property” or otherwise) shall be an individual representation and warranty of each and every Borrower Entity for itself and with respect to the Individual Property owned by such Borrower Entity, and each covenant and obligation (including the Obligations) on the part of “Borrower” (with respect to the “Property” or otherwise) shall be an individual covenant and obligation of each and every Borrower Entity for itself and with respect to the Individual Property owned by such Borrower Entity. Unless otherwise expressly set forth to the contrary, each reference to “Property” herein shall mean and refer to the Property and each Individual Property.
(ii)Any term or condition of this Loan Agreement or any other Loan Document relating to the Property or any portion thereof or estate or interest therein shall be deemed to mean and refer to the property, rights, interests and estates of each and every Borrower Entity, individually and collectively. Each Borrower Entity agrees (i) that its interests in the Property shall be and are cross-collateralized pursuant to each and every Security Instrument to secure the Obligations of each and every other Borrower Entity, and (ii) that its obligations under this Loan Agreement and the other Loan Documents are cross-defaulted with the obligations of each other Borrower Entity comprising “Borrower”, so that (X) an Event of Default under this Loan Agreement or any other Loan Document by any Borrower Entity constitutes an Event of Default by each and every Borrower Entity and (Y) each and every Security Instrument shall secure each and every Individual Note.

Section 2.2    Payments of Principal and Fixed Interest.
(a)Borrower will make monthly installment payments (“Debt Service Payments”) as follows:
(i)On the date hereof, a payment of accrued interest on the Principal at the Fixed Interest Rate pertaining to the period from the date hereof through November 1, 2017;
(ii)On December 1, 2017, and on the first day of each succeeding calendar month through and including October 1, 2026, payments in the amount of $517,708.33, each of which will be applied to accrued interest on the Principal at the Fixed Interest Rate; and
(b)Interest on the Principal shall be calculated on a 30 day month/360 day year, except that any Interest due for the first and last months of the Term, if such payments pertain to partial months, shall be based upon the actual number of days in such months that the Principal is outstanding and a 365 day or 366 day year, as applicable.
(c)On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.
Section 2.3    Prepayment Provisions.
(a)Except as otherwise expressly set forth herein, including pursuant to Section 12.4 and Section 12.5, the Note may not be prepaid in full or in part before November 1, 2020. Commencing on November 1, 2020, Borrower may prepay the Note in full, but not in part, on the first day of any calendar month (or on any other date, provided that Interest is paid through the next payment date, upon not less than 30 days’ prior notice to Lender and upon payment in full of the Debt which will include a payment (the “Prepayment Premium”) equal to the greater of (i) an amount equal to the product of 1% (the “Prepayment Percentage”) times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together. Commencing on May 1, 2026, the Note may be prepaid in full without payment of the Prepayment Premium. Except as otherwise expressly set forth herein, no Individual Note may be prepaid without simultaneous prepayment in full of all other Individual Notes. Notwithstanding the foregoing, if Lender elects to apply Insurance Proceeds or Condemnation Awards resulting from any Casualty or Condemnation, as the case may be, or a Termination Fee (to the extent not retained by Borrower in accordance with the provisions of this Agreement) to the Principal, the prepayment resulting from such application, whether in full or in part, may be applied against the Allocated Loan Amounts as Lender may reasonably determine and shall be without payment of the Prepayment Premium.
(b)Any prepayment not permitted by the this Loan Agreement and the other Loan Documents, including, without limitation, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include, to the extent permitted by law, a payment (the “Evasion of Prepayment Premium”) equal to the greater of (i) an amount equal to the product of the Prepayment Percentage plus 200 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Default Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

(c)The calculation of any amount paid to or due Lender in conjunction with any applicable prepayment, applicable tender of payment or applicable payment of any other amount with respect to the Prepayment Date Principal, as described in this Section 2.3 shall include interest to and including the date of receipt thereof by Lender.
(d)Borrower acknowledges that:
(i)a prepayment that is not permitted pursuant to the terms of the Loan Documents without a Prepayment Premium or Evasion of Prepayment Premium will cause damage to Lender;
(ii)the Evasion of Prepayment Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;
(iii)it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment not permitted by the Loan Documents; and
(iv)the Evasion of Prepayment Premium represents Lender and Borrower’s reasonable estimate of Lender’s damages for an applicable prepayment and is not a penalty.
Section 2.4    Default Rate. Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs and for so long as such Event of Default is continuing.

Section 2.5    Late Charges.
(a)If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more, which 5-day period shall commence on the day after the day payment is actually due, Borrower agrees to pay to Lender an amount (a “Late Charge”) equal to four percent (4%) of the delinquent payment (provided that no such Late Charge shall be applicable to the outstanding balance of the Loan due on the Maturity Date).
(b)Borrower acknowledges that:
(i)a delinquent payment requiring a Late Charge will cause damage to Lender;
(ii)the Late Charge is intended to compensate Lender for loss of use of the applicable delinquent payment and the expense incurred and time and effort associated with recovering the applicable delinquent payment;
(iii)it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the applicable delinquency; and
(iv)the Late Charge represents Lender and Borrower’s reasonable estimate of Lender’s damages from a delinquency requiring a Late Charge and is not a penalty.
Section 2.6    Withholding. If Borrower has a commercially reasonable basis to believe that Lender is not entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower (including, without limitation, appropriate IRS Forms W-8 or W-9) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if Borrower has a commercially reasonable basis to believe that Lender is subject to backup withholding or information reporting requirements, Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to such backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender in which case Borrower shall withhold the amount of tax required by applicable Law.

ARTICLE III
TITLE AND AUTHORITY
Section 3.1    Title to the Property.
(a)Borrower has and will continue to have insurable title in fee simple absolute to the Land and the Improvements and insurable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property which would have a material adverse effect on the value of the Property if unpaid.
(b)The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.
Section 3.2    Authority.
(a)Borrower is and will do or cause to be done all things reasonably necessary to continue to be (i) duly organized, validly existing and in good standing under the Laws of the state or commonwealth in which it was formed, organized or incorporated as set forth in Section 2.3 of the Security Instruments and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.
(b)Borrower has and will do or cause to be done all things reasonably necessary to, in all material respects, continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted, in all material respects; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, convey, assign and pledge the Property to Lender pursuant to the provisions of the Security Instrument; and (iv) perform the Obligations.
(c)The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon any Borrower Entity.
(d)The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to any applicable provisions of the Bankruptcy Code and insolvency Laws and Laws governing the rights of creditors generally.
(e)Borrower has not changed its legal name or its state or commonwealth of formation, as set forth in Section 2.3 of the Security Instruments, in the four months prior to the date hereof, except as Borrower has disclosed any such change to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.
(f)Borrower has not (i) merged with or into any other Person or otherwise been involved in any reorganization or (ii) acquired substantially all of the assets of any other Person where Borrower became subject to the obligations of such Person, for a period of one year ending on the date hereof, except as Borrower has disclosed any such change, merger, reorganization or acquisition to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

Section 3.3    No Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
Section 3.4    Litigation. As of the date hereof, except as disclosed by Borrower to Lender in writing, there are no current Proceedings or Government investigations against Borrower or the Property, and Borrower has not received written notice of any threatened Proceeding or Government investigation which if adversely determined would have a material adverse effect on the Borrower or the Property. Borrower is not aware of any facts or circumstances that may reasonably give rise to a Proceeding or Government investigation which, if adversely determined would have a material adverse effect on the Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against the Property or Borrower which is not covered by insurance or which could have a material adverse effect on the Property or on Lender’s interests in the Property or under the Loan Documents and, at Borrower’s expense, will appear in and defend any such Proceeding or investigation or tender defense to its Insurer. Borrower also will deliver to Lender such additional information relating to such Proceeding or investigation as Lender may reasonably request from time to time.
ARTICLE IV
PROPERTY STATUS, MAINTENANCE AND LEASES
Section 4.1    Status of the Property.
(a)    The Property is serviced, and Borrower will use commercially reasonable efforts to cause the Property to continue to be serviced, by all public utilities required for the Permitted Use of the Property.
(b)    As of the date hereof, except as shown on a survey of the Property delivered to Lender, all roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property are serviceable, physically open and to Borrower’s knowledge dedicated to and accepted by the Government for use by the public.
(c)    Except as disclosed in the property condition report obtained by the Lender, as of the date hereof, the Property is free from material unrepaired damage caused by a Casualty.
(d)    All costs and expenses of labor, materials, supplies and equipment engaged by Borrower or ordered by Borrower and used in the construction of the Improvements made by Borrower which are due and owing have been paid in full.

Section 4.2    Maintenance of the Property.
(a)Subject to the rights and obligations of tenants under Leases, Borrower will maintain the Property in good repair, ordinary wear and tear, Casualty, and Condemnation excepted, and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens, subject to the rights and obligations of tenants under Leases.
(b)Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the Improvements without Lender’s prior consent which may be withheld in Lender’s sole but reasonable discretion; provided that (i) any alterations or tenant improvements required by the provisions of any Lease and that do not require Borrower’s consent (as landlord), (ii) any alterations or tenant improvements required to be performed by Borrower, as landlord, by the provisions of any Lease that do not add to or decrease the square footage of any Improvements in any material respect, (iii) any repairs or replacements in the ordinary course of Borrower’s business that require capital expenditures (e.g., roof replacements, parking lot repaving and restriping, or updates to a building façade) of less than $2,000,000.00 per project and (iv) any non-structural alterations shall not require Lender’s consent.
(c)The Property will be managed by a Manager reasonably satisfactory to Lender pursuant to a management agreement reasonably satisfactory to Lender; provided, however, that (i) the current Manager (and its property management agreement) are hereby deemed to be acceptable to Lender and (ii) a Qualified Manager (and its applicable Replacement Management Agreement) are hereby deemed to be acceptable to Lender.
Section 4.3    Change in Use. Borrower will use the Property for the Permitted Use and for no other purpose.
Section 4.4    Waste. Borrower will not commit or knowingly permit any material physical waste, material impairment or deterioration, other than ordinary wear and tear, of the Property or any material demolition or removal of any of the Property, subject to removal for obsolesce without Lender’s prior consent, not to be unreasonably withheld, conditioned or delayed.
Section 4.5    Inspection of the Property. Subject to the rights of tenants under the Leases, Lender, or its agent or independent expert, has the right to enter and inspect the Property during normal business hours and upon reasonable prior notice, with Borrower having the right to be present during such inspections, except during the existence of an Event of Default, when no prior notice is necessary, provided that neither Lender nor its agents or any such independent expert shall unreasonably interfere with the operation of the Property or the rights of the tenants under the Leases. Lender has the right, at Lender’s sole cost and expense, to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Loan Agreement and the other Loan Documents to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except in each case as may be permitted by the provisions of this Loan Agreement and the other Loan Documents. If the independent expert’s report discloses material failure to comply with such obligations, or if Lender engages the independent expert after the occurrence of an Event of Default, then the independent expert’s review and report will be at Borrower’s expense, payable on demand.

Section 4.6    Parking. Borrower will provide parking areas within the Property in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law (or such lesser number as may be expressly approved by Lender); or (ii) the number of parking spaces required by the Leases and the Property Documents, subject in all events to permitted exceptions, variances or waivers of such requirements.
Section 4.7    Separate Tax Lot. The Property is and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.
Section 4.8    Changes in Zoning or Restrictive Covenants. Without Lender’s consent, which consent shall not be unreasonably conditioned, withheld or delayed, Borrower will not (i) initiate, join in or affirmatively consent to any change in any Laws pertaining to zoning or other restriction which would modify the Permitted Use for the Property; (ii) knowingly permit the Property to be used for any purpose not included in the Permitted Use; or (iii) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.
Section 4.9    Lender’s Right to Appear. During the continuance of an Event of Default, Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in Lender’s name, which Lender, in its sole discretion, determines should be brought to protect Lender’s interest in the Property.
ARTICLE V
IMPOSITIONS AND ACCUMULATIONS
Section 5.1    Impositions.
(a)Subject to Borrower’s consent rights set forth below, Borrower will pay each Imposition before the date (the “Imposition Penalty Date”) the date on which the Imposition becomes delinquent.
(b)Borrower, at its own expense, may contest any Impositions, provided that the following conditions are met:
(i)not less than twenty (20) days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;
(ii)the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;
(iii)the Proceeding suspends the collection of the contested Imposition, or Borrower pays same prior to initiating the applicable Proceeding (provided, the foregoing need not be satisfied if clause (vi) is satisfied);
(iv)the Proceeding is not prohibited under and is conducted in accordance with the Leases and the Property Documents;
(v)the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property as a result of the contest and Lender will not be subject to any civil suit as a result of the contest; and

(vi)Borrower either deposits with the Accumulations Depositary reserves or furnishes a bond or other security reasonably satisfactory to Lender, in either case in an amount sufficient to pay the contested Impositions, together with all interest and penalties or Borrower pays all of the contested Impositions under protest (provided, the foregoing need not be satisfied if clause (iii) is satisfied).
Section 5.2    Accumulations.
(a)Subject to subsection (h) below, in accordance with the Tax Pledge, Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time, acting on behalf of Lender as Lender’s agent or otherwise such that Lender is the “customer”, as defined in the Uniform Commercial Code, of the depository bank with respect to the deposit account into which the Accumulations are deposited, to receive, hold and disburse the Accumulations in accordance with the Tax Pledge (the “Accumulations Depositary”). On the first day of each calendar month during the Term, Borrower will deposit with the Accumulations Depositary an amount equal to 1/12th of the annual Taxes and Assessments as reasonably determined by Lender or its agent. Except as otherwise required by the Tax Pledge, at least 20 days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Taxes and Assessments.
(b)The Accumulations will be applied by Lender or its agent to the payment of Taxes and Assessments. Any excess Accumulations after payment of Taxes and Assessments by Lender or its agent will be returned to Borrower or credited against the next installments of Accumulations or Obligations coming due, or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, except as otherwise required by the Tax Pledge, Borrower shall promptly pay the deficiency to the Accumulations Depositary (any in any event, not less than ten (10) Business Days prior to the Imposition Penalty Date).
(c)The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Loan Agreement and the Tax Pledge. If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after an Event of Default.
(d)If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically be returned to Borrower.
(e)The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into an account with a financial institution selected by Lender, which funds may be held in either a separate or commingled account, all in accordance with the Tax Pledge. If Lender is the Accumulations Depositary, Lender shall have no obligation to pay interest on such Accumulations.
(f)Lender shall pay, or shall direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Loan Agreement, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, at Lender’s election, will be withheld.
(g)If Lender assigns this Loan Agreement and the other Loan Documents, in accordance with the provisions of this Loan Agreement, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the

Accumulations, except as the result of Lender’s gross negligence or willful misconduct, and Borrower will look solely to the assignee with respect to the Accumulations. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower. At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.
(h)Notwithstanding the foregoing, the provisions of this Section 5.2, for Borrower to escrow for Taxes and Assessments are hereby waived. Borrower will provide paid Tax receipts upon Lender request.
The waiver shall only be effective (x) so long as there is no Event of Default under the Loan Documents and (y) for so long as all Taxes and Assessments relating to the Property are paid timely and in full. In the event the waiver is no longer effective as aforesaid, the Tax Pledge will be required for the remainder of the Loan term.
At Lender’s sole discretion, a Tax Pledge may be required in the event that the Loan’s annual Debt Service Coverage falls below 1.10x. If the annual Debt Service Coverage returns to a level of 1.10x or higher for a period of twelve (12) consecutive months, Borrower may request Lender’s consent to a new waiver of the Tax Pledge, which consent shall be at Lender’s sole discretion.

Section 5.3     Changes in Tax Laws. If any change effective after the date hereof in a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property, upon Lender’s written request Borrower will pay the additional tax with interest and penalties, if any, resulting from such change in Law. If Lender reasonably and in good faith determines that Borrower’s payment of such tax is unlawful, unenforceable, usurious or taxable unless Borrower agrees to indemnify the Lender for such taxable amount to Lender the Debt will become immediately due and payable (without payment of a Prepayment Premium) on 180 days’ prior notice unless the tax must be paid within the 180-day period, in which case, the Debt will be due and payable (without payment of a Prepayment Premium) within the lesser period. This Section 5.3 shall not apply to any taxes imposed on or with respect to Lender that are (a) imposed on or measured by net income (however denominated) or franchise taxes or (b) attributable to Lender’s failure to deliver to Borrower such documentation prescribed by applicable Law or reasonably requested by Borrower as would reduce or eliminate the amount of such taxes imposed on or with respect to Lender (to the extent Lender is legally entitled to deliver such documentation to Borrower).
ARTICLE VI
INSURANCE, CASUALTY, CONDEMNATION
AND RESTORATION
Section 6.1    Insurance Coverages.
(a)Borrower will maintain or cause to be maintained such insurance coverages and endorsements in form and substance as Lender may require in its reasonable discretion from time to time. The insurance will be in an amount equal to 100% of the full replacement cost of the Improvements and Personal Property (without deduction for depreciation) and will include fire and sprinkler leakage, extended coverage, vandalism, malicious mischief, boiler and machinery, terrorism coverage, windstorm, earthquake and flood insurance (if located in earthquake or flood zones), a minimum of 12 months of rent loss insurance, and such other kinds of insurance as may be required by Lender in its sole discretion provided that Lender provides prior written notice of such request to Borrower and such insurance is available at commercial reasonable rates, premiums prepaid, in amounts satisfactory to Lender, with a standard mortgagee endorsement in Lender’s favor for the property insurance, an additional insured endorsement in Lender’s favor for liability insurance and a waiver of subrogation endorsement, where applicable.
(b)The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”). Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days’ prior written notice of any cancellation, termination or non-renewal of a Policy other than an increase in coverage and that Lender will be named under a standard mortgagee endorsement on the property insurance as mortgagee and loss payee.
(c)The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the state or commonwealth where the Property is located, and must carry a rating of “A-” or better by A.M. Best with a Financial Size Category (FSC) of “X” or higher. In the exercise of its commercially reasonable discretion, Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers. Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

(d)Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.
(e)Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.
(f)Borrower will pay the Insurance Premiums for each Policy and provide Lender with evidence of such payment promptly after receipt of the invoice and will provide evidence of renewal prior to expiration the Policy being replaced or renewed. In the event Borrower is unable to deliver a certified copy 15 days prior to the expiration date, Borrower will provide evidence of the renewed coverage by delivering to Lender an Acord 27 (2004/04 or 1993/03) or Acord 28 (2003/10) or the current industry equivalent until a certified copy is available and delivered to Lender. Certified copies required hereunder may be certified by Borrower’s insurance broker.
(g)Intentionally Omitted.
(h)If Borrower elects to carry any of the insurance required under this Section on a blanket or umbrella policy, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.
(i)Borrower will give the Insurers and Lender prompt notice of any change in ownership or occupancy of the Property that may result in a change in the insurance requirements for the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Loan Agreement.
(j)To the extent the insurance requirements in this Section are satisfied using a stand-alone policy(ies) covering only the Property, then in the event of the foreclosure of the applicable Security Instrument or other transfer of the title to the Property, all right, title and interest of Borrower in and to such insurance policy(ies), or premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) shall pass to the transferee of the Property.  Notwithstanding the foregoing to the extent the insurance requirements in this Section are satisfied using a blanket policy then in the event of the foreclosure of the applicable Security Instrument or other transfer of the title to the Property, all right, title and interest of Lender in and to any premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) relating to the Property shall not pass to the transferee of the Property.

Section 6.2    Casualty and Condemnation.
(a)Borrower will give Lender notice of (i) any Casualty which causes at least $500,000 in damage to any Individual Property promptly after it occurs and (ii) any Condemnation Proceeding which shall result in a material adverse change to the Property or the loss of access to, any parking serving or any portion of the Improvements on the Property promptly after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing. Lender acknowledges that any Condemnation Proceeding for a road widening or utility is not considered material. Borrower promptly will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.
(b)With respect to a Casualty resulting in Insurance Proceeds in excess of the five percent (5%) of the applicable Individual Property’s Allocated Loan Amount (but in no event more than $2,500,000.00 or less than $500,000.00) (as applicable, the “Proceeds Threshold”) Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s sole but reasonable discretion. With respect to Condemnation Awards in excess of the Proceeds Threshold for an Individual Property, Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with such Condemnation Proceeding, in Lender’s sole but reasonable discretion. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff, at Lender’s expense, in any Condemnation Proceeding with respect to Condemnation Proceedings relating to Condemnation Awards in excess of the Proceeds Threshold.
(c)If Lender elects not to act on Borrower’s behalf (or is not authorized to act on Borrower’s behalf) as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender shall have the right to approve in Lender’s sole discretion any compromise or settlement that exceeds the Proceeds Threshold for the applicable Individual Property. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower. Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower will promptly deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Loan Agreement. Lender will be responsible for only the Proceeds actually received by Lender.

Section 6.3    Application of Proceeds. After deducting the costs incurred by Lender in collecting the Proceeds, Lender shall subject to Section 6.4 and Section 6.5 below (i) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (ii) deliver the Proceeds to Borrower. During the continuance of an Event of Default, Lender may, in its sole discretion, apply the Proceeds as a credit against any portion of the Debt selected by Lender.
Section 6.4    Conditions to Availability of Proceeds for Restoration. Notwithstanding the preceding Section, but subject to Section 6.5, after a Casualty or a Condemnation (a “Destruction Event”), Lender will make the Proceeds (less any reasonable out-of-pocket third party costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:
(i)Borrower as of the date hereof or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;
(ii)no Event of Default under the Loan Documents exists at the time of the Destruction Event;
(iii)with respect to the applicable Individual Property, all Leases with Major Tenants and with tenants under Leases aggregating sixty percent (60%) of the remaining square footage of such Individual Property in effect immediately prior to the Destruction Event and all Property Documents in effect immediately prior to the Destruction Event continue in full force and effect notwithstanding the Destruction Event, except as otherwise approved by Lender;
(iv)if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence reasonably satisfactory to Lender that, with respect to the applicable Individual Property, the Improvements can be restored to an economically and architecturally viable unit;
(v)Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower either deposits with Lender funds (“Additional Funds”) or provides a letter of credit or guaranty from Guarantor in the amount of the Additional Funds that when added to the Proceeds will be sufficient to complete Restoration;
(vi)if the Destruction Event is a Casualty, Borrower delivers to Lender a coverage position letter from the Insurer under each affected Policy that such Insurer has not denied liability under the Policy as to Borrower or the insured under the Policy;
(vii)Lender is satisfied that the proceeds of any rent loss insurance in effect together with other available gross revenues from the applicable Individual Property are sufficient to achieve a Debt Service Coverage with respect to the applicable Individual Property of not less than 1.15x for the 12-month period from the date of the Destruction Event; and
(viii)Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of: (A) 6 months prior to the Maturity Date; (B) 18 months after the Destruction Event; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law.

Section 6.5    Restoration.
(a)Notwithstanding Section 6.4, if the total Proceeds for any Destruction Event with respect to the applicable Individual Property are less than the Proceeds Threshold or Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will promptly disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.
(b)If the Proceeds for any Destruction Event with respect to the applicable Individual Property exceed the Proceeds Threshold and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with commercially reasonable construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:
(i)Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;
(ii)if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval (not to be unreasonably withheld, delayed or conditioned), plans and specifications and a reasonably detailed budget for the Restoration;
(iii)Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may request including mechanics’ lien waivers and title insurance endorsements;
(iv)Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender, or provides a letter of credit or a guaranty for such amount; and
(v)there is no Event of Default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.
(c)If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration during the continuance of such Event of Default and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.
(d)Lender may elect at any time prior to commencement of Restoration, if such Restoration is in excess of $2,500,000.00, to retain at Borrower’s expense an independent engineer or other environmental consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender in its reasonable discretion, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s reasonable satisfaction.
(e)If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for out-of-pocket third party costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.
(f)Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law. Lender will not hold any Restoration Funds in trust. Lender may elect to deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender.
(g)Borrower will pay all of Lender’s reasonable out-of-pocket third expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.
(h)If any excess Proceeds remain after Restoration, Lender shall deliver the excess to Borrower.

ARTICLE VII
COMPLIANCE WITH LAW AND AGREEMENTS
Borrower hereby confirms that, as of the date hereof, the representations and warranties contained in this Article VII are true, correct and complete and covenants that until the Debt has been repaid in full, it shall take the actions or refrain from taking the actions as required by this Article VII and shall cause any representations and warranties that are expressly prospective in nature to be true, correct and complete on every day that the Debt is outstanding:
Section 7.1    Compliance with Law. Borrower, the Property and the use of the Property comply, and Borrower will do or cause to be done all things reasonably necessary to comply, with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower, except where the failure to preserve and extend would not reasonably be expected to result in an adverse effect to the Property or to Borrower, including as a result of a change in the zoning laws. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible material violation of Law affecting Borrower or the Property or the use thereof promptly after Borrower receives written notice thereof and will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding.
Section 7.2    Compliance with Agreements. As of the date hereof, except as previously disclosed by Borrower to Lender in writing, Borrower has neither given nor received written notice alleging a default under any Property Document which has not been cured. As of the date hereof, to Borrower’s knowledge, there are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents which would reasonably be expected to result in an adverse effect to the Property or to Borrower. Borrower will pay and perform in all material respects all of its obligations under the Property Documents as and when required by the Property Documents subject to Borrower’s right to contest any such payment. Borrower will use commercially reasonable efforts to cause all other parties to the Property Documents to pay and perform in all material respects their obligations under the Property Documents as and when required by the Property Documents. Borrower will not amend or waive any provisions of the Property Documents in a manner that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; exercise any options under the Property Documents in a manner that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; cancel or surrender any of the Property Documents in a manner that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; or release or discharge or permit the release or discharge of any Person bound by any of the Property Documents in a manner that would adversely affect the Property or Lender’s rights and interests under the Loan Documents, without, in each instance, Lender’s prior approval, not to be unreasonably withheld, conditioned or delayed (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 60 days’ notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

Section 7.3    ERISA Compliance.
(a)Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and Borrower’s assets are not and will not constitute “plan assets” of one or more such plans, within the meaning of Section 3(42) of ERISA, for purposes of Title I of ERISA or Section 4975 of the Code.
(b)Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.
(c)Assuming that no portion of the Loan is funded or held with “plan assets” within the meaning of Section 3(42) of ERISA, Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.
Section 7.4    Anti-Terrorism.
(a)None of (i) Borrower, Guarantor, Indemnitor nor (ii) to Borrower’s knowledge, any of their respective Affiliates is or will be during the term of the Loan in violation of any of the Anti-Terrorism Laws, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), and the Bank Secrecy Act, 31 U.S.C. §5311 et seq.
(b)None of (i) Borrower, Guarantor, Indemnitor nor (ii)  to Borrower’s knowledge, any of their respective Affiliates, is or will be during the term of the Loan a Prohibited Person or is or will be during the term of the Loan in violation of any of the Laws relating to Prohibited Persons. A “Prohibited Person” is (A) a person designated as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of such list, or any Person owned or controlled by or acting for or on behalf of such a person; (B) an agency of the government of a country, or an organization controlled by a country, or a person resident in a country that is subject to trade restrictions or a sanctions program under any of the economic sanctions of the United States administered by the United States Department of the Treasury’s Office of Foreign Assets Control; or (C) a Person (including a country or government) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws.
(c)The Loan proceeds will not be used for any illegal purposes and no portion of the Property or Borrower has been acquired with funds derived from illegal activities.
(d)Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance with this Section 7.4. The representations and warranties set forth in said subsections shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Loan Documents or receives any payment from Lender.

ARTICLE VIII
LEASING
Section 8.1    Representations, Warranties and Covenants with Respect to Leases. Except as set forth in Borrower’s disclosures to Lender in the certification of Rent Roll substantially in the form attached as Exhibit D hereto executed by Borrower and delivered to Lender in connection with the closing of the Loan including the Rent Roll attached thereto:
(a)To Borrower’s knowledge, as of the date hereof, all of the Leases affecting the Property as of the date of this Loan Agreement (the “Existing Leases”) are in full force and effect, and are not subject to matters that with the passage of time or giving of notice would constitute a default which would reasonably be expected to result in a material adverse effect on the Borrower or Property. Borrower has neither given nor received written notice alleging a default under any Existing Lease which has not been cured. To Borrower’s knowledge, there are no existing defenses or offsets to the payment of Rent under the Existing Leases. There are no agreements between the parties to the Existing Leases, other than as expressly set forth in each Existing Lease and all of the Existing Leases are enforceable in accordance with their terms.
(b)As of the date hereof, each of the Tenants under the Existing Leases is in occupancy, paying Rent, open and conducting business in its respective leased premises and, to Borrower’s knowledge is free from bankruptcy, reorganization or other Proceeding for the relief of debtors under any federal or state insolvency statute.
(c)Borrower has complied with all material obligations and satisfied all material conditions (including any co-tenancy requirements) under the Existing Leases which Borrower as landlord must have complied with or satisfied on or before the date of this Loan Agreement.
(d)Borrower has not collected Rents under the Leases, excluding security deposits, more than one month in advance.
(e)Borrower is the landlord under the Leases, has the authority to assign the Leases and the Rents and there is not and will not be any assignment, pledge or mortgage of the Assigned Property other than the Assignment and the Security Instrument, except with Lender’s prior consent, which may be withheld in Lender’s sole discretion.
(f)None of the tenants under the Existing Leases have an option to purchase the Property (including rights of first or last offer).
(g)As of the date hereof, Borrower has not materially discounted, compromised or discharged any of Tenants’ obligations under the Leases.
(h)Borrower as landlord does not have any obligations under the Leases with respect to off-site improvements.
(i)Except as disclosed in the Existing Leases, none of the Leases limits the type or identity of tenant to whom the landlord is permitted to lease or limits the use to which another tenant may put its leased premises, except for limitations on use generally affecting all Tenants.
(j)Except as disclosed in the Existing Leases, none of the Tenants has the right to receive or to direct the use of Insurance Proceeds, except for proceeds of the Tenant’s own insurance, or to receive or direct the use of Condemnation Awards, except for moving expenses and tenant fixtures costs.

(k)Borrower will perform the landlord’s obligations under the Leases in all material respects and will enforce the terms of the Leases to be performed by the Tenants in all material respects.
Section 8.2    Covenants Regarding Future Leasing.
(a)Borrower will lease the Property in its reasonable discretion and may enter into new Leases and may amend, renew or extend Leases without Lender’s prior consent if the following conditions are met:
(i)there is no Event of Default at the time the new Lease, amendment, renewal or extension is executed;
(ii)each new Lease, amendment, renewal, or extension is with a tenant that is not a Major Tenant or a tenant that provides daycare facilities or similar childcare services; and
(iii)Lender has not revoked Borrower’s privilege of entering into new leases and amending, renewing or extending Leases without Lender’s consent as provided in Section 8.2(b).
If the preceding conditions are not met, Borrower may not enter into any new Lease or any amendment, renewal or extension of a Lease without Lender’s prior consent, not to be unreasonably conditioned, withheld or delayed.
(b)After 60-days’ prior notice to Borrower, Lender may revoke Borrower’s privilege to enter into new leases and to amend, renew and extend Leases without Lender’s prior consent if the Debt Service Coverage for the Property is less than 1.15x.
(c)Borrower’s privilege to enter into new leases and to amend, renew or extend Leases without Lender’s prior consent automatically terminates during the continuance of an Event of Default.
(d)Borrower will deliver to Lender an original or certified copy of each new Lease, together with a reasonably detailed lease abstract, within (i) thirty (30) days of execution, with respect to a Lease with a Major Tenant, and (ii) fifteen (15) days after a request from Lender for any other Lease.
(e)With respect to any new Lease or modification of Lease requiring Lender’s consent, Borrower shall deliver to Lender a written request for approval containing a bold face, conspicuous legend in 25 point font or more at the top of the first page thereof to the effect, “PLEASE RESPOND TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN CALENDAR DAYS”. If Lender fails to respond to a request for Lender’s approval within ten (10) calendar days of Lender’s receipt of Borrower’s request and all information reasonably required by Lender in order to adequately review such request, Borrower may deliver to Lender a second request for such approval, provided that such second request contains a bold face, conspicuous legend in 25 point font or more at the top of the first page thereof to the effect that “IF YOU FAIL TO RESPOND TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) CALENDAR DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN,” and Lender fails to respond to such request for approval five (5) calendar days after Lender has received from Borrower such second request, Lender shall be deemed to have given such approval.

Section 8.3    Termination, Cancellation or Surrender of Leases.
(a)Borrower may terminate or cancel any Lease or accept surrender of any leased premises prior to the scheduled expiration date of the Lease in its reasonable discretion and without Lender’s prior consent, if the following conditions are met:
(i)there is no Event of Default at the time of termination, cancellation or surrender;
(ii)either (x) the term of the affected Lease will expire within six (6) months, (y) the tenant is in default under the affected Lease for more than sixty (60) days, or (z) Borrower has determined in Borrower’s reasonable business judgment that it is economically beneficial to the Property to terminate or cancel the affected Lease and relet the space taking into account the time and costs associated with reletting the space;
(iii)the affected Lease is not with a Major Tenant;
(iv)Lender has not revoked Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises as provided in Section 8.3(b); and
(v)the projected Debt Service Coverage for the Property for the following twelve (12) months shall not be less than 1.05x.
If the preceding conditions are not met, Borrower will not terminate or cancel any Lease or accept surrender of any leased premises prior to the scheduled expiration date of the Lease without Lender’s prior consent, which consent shall not be unreasonably conditioned, withheld or delayed.
(b)Upon the occurrence of any of the following and after 60-days’ prior notice to Borrower, Lender may revoke Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises without Lender’s prior consent if the Debt Service Coverage for the Property is less than 1.15x.
(c)Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises without Lender’s prior consent automatically terminates during the continuance of an Event of Default.
(d)If any Lease with a Major Tenant is terminated or cancelled or the leased premises surrendered, Borrower will pay to Lender within two (2) business days of receipt by Borrower any termination, cancellation or surrender fee (as applicable, a “Termination Fee”) paid by the Tenant under such Major Lease to be held in an escrow account for up to twelve (12) months for the benefit of Borrower and controlled by Lender (the “Leasing Escrow”). Upon written request by Borrower and compliance by Borrower with Lender’s customary disbursement conditions Lender shall disburse funds from the Leasing Escrow for expenses related to reletting or re-tenanting the space covered by such Lease, including, but not limited to, for tenant improvements and leasing commissions. If the space has been relet by the date that is twelve (12) months following the date that Borrower delivers the escrowed funds to Lender, any amounts that remain on deposit after disbursements for all applicable leasing costs shall be delivered to Borrower after disbursement of the applicable costs. At any time that there are funds in the Leasing Escrow, Borrower may instruct Lender to use such funds to repay the Loan, without any Prepayment Premium. If on the date that is twelve (12) months following the date that Borrower delivers the escrowed funds to Lender the space has not been relet, Lender may, at Lender’s election, use such funds pay down the Loan, without any Prepayment Premium.

ARTICLE IX
ENVIRONMENTAL
Section 9.1    Environmental Representations and Warranties. Except as disclosed in the Environmental Report and to Borrower’s knowledge as of the date of this Loan Agreement:
(a)no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (i) is in the ordinary course of business consistent with the Permitted Use; (ii) is in compliance with all Environmental Laws and (iii) has not resulted in Material Environmental Contamination of the Property; and
(b)no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.
Section 9.2    Environmental Covenants.
(a)Borrower will not cause or knowingly permit any Material Environmental Contamination of the Property.
(b)Borrower will not cause (and shall use commercially reasonable efforts to ensure that no other party will cause) an Environmental Activity to occur on the Property other than the use, storage and disposal of Hazardous Materials which (i) is in the ordinary course of business consistent with the Permitted Use; (ii) is in compliance with all Environmental Laws; and (iii) does not create a risk of Material Environmental Contamination of the Property.
(c)Borrower will notify Lender promptly upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property not disclosed in the Environmental Report or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection in all material respects (b) and is not disclosed in the Environmental Report. Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental Laws). Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.
(d)From time to time at Lender’s reasonable request, Borrower will deliver to Lender any information known and documents reasonably available to Borrower relating to any Material Environmental Contamination or Environmental Activity.
(e)Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section on an annual basis, or at any other time if Lender has reasonable cause to believe that there is an Environmental Activity at the Property and the applicable Individual Property is not in material compliance with Environmental Laws, or after an Event of Default. In connection with the assessment: (i) upon reasonable prior notice to Borrower (and subject to the rights of tenants under Leases) and during reasonable business hours, Lender or its consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use commercially reasonable efforts to cause tenants and other occupants of the Property to cooperate with Lender or its consultant, subject in all cases to the terms of such tenants’ Leases; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than ten (10) days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Borrower will first look to the consultants to reimburse Borrower for any damage resulting from such assessment before making a claim against Lender. Lender shall require its consultant to carry commercially insurance coverage with Borrower named as an additional insured on such policies. All access of Lender and its consultant shall be subject to the rights of Tenants under all applicable Leases. The consultant’s assessment and reports will be at Borrower’s expense (x) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report which was not previously reported to Lender; (y) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (z) if Lender engaged the consultant during the continuance of an Event of Default.
ARTICLE X
FINANCIAL REPORTING
Section 10.1    Financial Reporting.
(a)(i) On or prior to March 31st of each year Borrower shall submit to Lender a Property operating statement for the prior calendar year, (ii) after the expiration of any calendar quarter, upon written request of Lender or its servicer, within the later to occur of ten (10) days of such request or 30 days after such quarter end, Borrower shall submit to Lender a Property operating statement for the prior calendar quarter, which statements shall be certified as true and correct by Borrower (provided, however, if a monetary Event of Default occurred during the prior reporting period, audited Property operating statements may be required at Lender’s option), (iii) on or prior to March 31st of each year Borrower shall submit to Lender a current rent roll, (iv) after the expiration of any calendar quarter, upon written request of Lender or its servicer, within ten (10) days of such request, Borrower shall submit to Lender a current rent roll, which rent rolls shall be certified as true and correct by Borrower and a copy of the current aged accounts receivable report, (v) on or prior to March 31st of each year, Borrower shall submit to Lender annual financial statements for Borrower and Guarantor, and (vi) after the expiration of any calendar quarter, upon written request of Lender or its servicer, within the later to occur of ten (10) days of such request or 45 days after such quarter end, Borrower shall submit to Lender quarterly financial statements for Guarantor, which statements shall be certified as true and correct by Borrower or the individuals for whom the statements are prepared (provided, however, if a monetary Event of Default occurred during the prior reporting period, audited financial statements may be required at Lender’s option).
(b)The annual certification of rent roll referenced above shall be executed by Borrower, or the Manager of the Property, as agent of Borrower, in the form attached hereto in Exhibit D, without any material deviation to such form unless otherwise approved by Lender (provided, however, the disclosure of any exception on Schedule B thereof shall constitute a violation of this Agreement only if the substance of the exception itself constitutes a violation by Borrower of the provisions of the Loan Documents).

(c)Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time at reasonable times and upon prior written notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices”, at the Individual Property or at any other location as may be approved by Lender.
Section 10.2    Annual Budget. Not less than 10 days prior to the end of each Fiscal Year, Borrower will deliver to Lender the following:
(a)An initial detailed budget (the “Budget”) for the Property for the upcoming Fiscal Year, to include a net operating income statement and a capital expenditures statement including projected capital and tenant improvement costs; and
(b)A lease rollover schedule, and applicable assumptions for the Property, which shall include any material information relating leasing commissions, tenant improvement costs and other capital costs in the Property.
Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender, including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.
Section 10.3    Material Non-Public Information. Prior to delivering any information that may constitute material non-public information with respect to a company whose shares are publicly traded, Borrower shall endeavor to notify Lender in advance of any such proposed delivery, it being understood and agreed, however, that any breach of this provision by Borrower shall not constitute a default or Event of Default hereunder.

ARTICLE XI
EXPENSES AND DUTY TO DEFEND
Section 11.1    Payment of Expenses.
(a)Unless specifically stated to the contrary in the Loan Documents, Borrower is obligated to pay all reasonably-incurred, documented out-of-pocket fees and expenses (the “Expenses”) that are (i) incurred by Lender in respect of the Loan, any Loan Document, the Property or Borrower; (ii) charged by Lender in consideration of processing any request by or on behalf of Borrower for an action or consent of Lender under the Loan Documents as set forth herein (or if not set forth herein, then as determined by Lender in its reasonable discretion); or (iii) are otherwise payable in connection with the Loan, the Property or Borrower, including attorneys’ fees and expenses and any fees and expenses relating to (A) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (B) any Proceeding or other claim asserted against Lender or any Proceeding described in the Section entitled “Lender’s Right to Appear”; (C) any inspection, assessment, survey and test permitted under the Loan Documents; (D) any Destruction Event; (E) the preservation of Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise, except if a court of competent jurisdiction determines in favor of Borrower in any Proceeding of Lender’s exercise of rights and remedies; (F) administration of the Loan in amounts set forth in the Loan Documents; (G) the Leases and the Property Documents; and (H) any Proceeding in or for bankruptcy, insolvency, reorganization or other debtor relief or similar Proceeding relating to Borrower, the Property or any person liable under any guarantee, indemnity or other credit enhancement delivered in connection with the Loan.
(b)Borrower will pay the Expenses within ten (10) days of written demand by Lender. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender within ten (10) days of written demand by Lender, together with interest on such amount at the Default Interest Rate from the date after payment of such Expenses is due through and including the date Borrower reimburses Lender. The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by the Security Instrument.
Section 11.2    Duty to Defend. If Lender or any of its trustees, officers, employees or Affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and reasonably approved by Lender. During the continuance of an Event of Default Lender may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party. In all events, when Lender is a party in a Proceeding, with respect to the portion of the case applicable to Lender, case strategy will be determined by Lender if Lender so elects and no Proceeding relating to such portion of the Proceeding will be settled without Lender’s prior approval which approval will not be unreasonably withheld, conditioned or delayed, unless an Event of Default is continuing in which case such approval will be in Lender’s sole discretion.

ARTICLE XII
TRANSFERS, LIENS AND ENCUMBRANCES
Section 12.1    Prohibitions on Transfers, Liens and Encumbrances.
(a)Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s general partners, members or principals and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Loan Agreement, Borrower (i) will not, and will not permit its partners, members or principals to, effect a Transfer, other than Permitted Transfers, without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of the Security Instrument and the Permitted Exceptions. A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants entered into in accordance with the provisions hereof), conveyance, assignment or other transfer of, or any encumbrance or pledge against (excluding easements or similar grants of access to the Property made in the ordinary course and having no material adverse effect to the Property), the Property, any interest in the Property, any interest of Borrower’s partners, members or principals in the Property, or any change in Borrower’s composition or Change in Control of Borrower, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise (including mergers affecting any constituent entity) and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.
(b)Borrower represents, warrants and covenants that each Borrower Entity is a Delaware limited liability company and the respective direct and indirect owners and the percentage ownership interests set forth on Schedule 2 attached hereto are true and correct as of the date hereof.
Section 12.2    Permitted Transfers.
(a)As used in this Section 12.2, the following shall constitute the “Transfer Conditions”:
(i)With respect to the Transfer of 20% or more of the interests in any Borrower Entity (other than the Transfers to be consummated pursuant to that certain Contribution Agreement dated May 18, 2017, entered into by Guarantor, Phillips Edison Limited Partnership and certain Affiliates, which are not subject to the terms and provisions of Article XII), Lender receives prior notice;
(ii)There is no Event of Default under the Loan Documents and all of Borrower’s payment obligations to Lender are satisfied through the date of the Transfer;
(iii) Borrower pays Lender’s actual out-of-pocket third party costs (including reasonable legal fees and expenses);
(iv) The Transfer will not cause a violation of any of the covenants or representations contained in the Sections entitled “ERISA Compliance” or “Special Purpose Entity Representations, Warranties and Covenants”;
(v)The Manager of the Property is a Qualified Manager;
(vi)With respect to the Transfer of 20% or more of the interests in any Borrower Entity, unless waived by Lender, the transferee (including any Affiliates of the transferee and any substitute guarantor or indemnitor) is domiciled in the United States and/or is a citizen of the United States, is not a “specifically designated national and blocked person” on the OFAC List and otherwise is not in violation of any Anti-Terrorism Laws, and is free from bankruptcy or a similar insolvency proceeding; and
(vii)With respect to the Transfer of 20% or more of the interests in any Borrower Entity, unless waived by Lender prior to the Transfer, Lender shall have obtained (at Borrower’s cost) Uniform Commercial Code search report satisfactory to Lender relating to the transferee.
(b)The following Transfers of any interest in any Borrower Entity shall be permitted Transfers (collectively “Permitted Transfers”) without Lender’s consent, subject to the terms and conditions of this Section 12.2(b) and Section 12.2(c):
(i)The sole member of each Borrower Entity shall be permitted to make a sale, conveyance, transfer or other vesting of any direct or indirect interest in any Borrower Entity (other than a general partnership interest in the sole member of a Borrower Entity if the sole member of such Borrower Entity is a limited partnership) up to an aggregate of 49% of the total interests of any Borrower Entity without the prior consent of Lender, provided any such sale, conveyance, transfer or other vesting does not result in a Change of Control (as hereinafter defined) or management of any Borrower Entity. Copies of any and all documents evidencing any such sale, conveyance, transfer or other vesting must be provided to Lender within fifteen (15) days after the occurrence of said action including, without limitation, a statement detailing the action and a listing of reallocations and percentages of ownership interest in such Borrower Entity. Except as set forth in the first sentence of this Section (a) and below with respect to PECO Permitted Transfers (as hereinafter defined), no direct or indirect interests in (l) any Borrower Entity's interest in any Individual Property, or (2) any Borrower Entity, may be sold, transferred (either to third parties or to related entities) conveyed, or vested without the prior written consent of Lender (which Lender may withhold at its sole discretion) and subject in all events to the 49% aggregate limitation above; and the occurrence of any such event will constitute an Event of Default under the Loan Documents.
(ii)In addition to the above, and notwithstanding anything to the contrary contained in this Agreement, for so long as Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Operating Partnership”), is the Indemnitor and each Borrower Entity hereunder collectively constitutes Borrower, the following Transfers (or series of Transfers) shall constitute Permitted Transfers (subject only to any conditions set forth below and the Transfer Conditions) and shall not require Lender's consent or the payment of a transfer fee in connection therewith (each, a “Permitted PECO Transfer”):
(A)    the listing of preferred and/or common stock (the “REIT Shares”) in Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“REIT”), the sole member of, the General Partner, on the New York Stock Exchange or any other nationally recognized stock exchange (the “REIT Listing”), provided that (A) the REIT satisfies all of the listing requirements of the Securities and Exchange Commission at the time of and as a condition of the REIT Listing, including, but not limited to, the net worth requirements, and (B) the REIT Listing does not result in or cause a Change of Control;
(B)    without limiting subsection (iv) below, the issuance, redemption, sale, pledge, conveyance, transfer or other disposition (each, is “REIT Share Transfer”) of the REIT Shares so long as (A) at the time of the REIT Share Transfer, the REIT Shares are listed on the New York Stock Exchange or any other nationally recognized stock exchange, and (B) the REIT Share Transfer does not result in or cause a Change of Control;

(C)    any issuance, redemption, sale, pledge, conveyance, transfer or other disposition of REIT Shares during the period prior to the REIT Listing (i.e., while the REIT is a public entity but a non-listed entity) which is made in accordance with the REIT's charter and other governing documents, including, but not limited to, the REIT's share repurchase program and/or dividend reinvestment program, provided that such activities, singularly or taken as a whole, do not result in or cause a Change of Control; and
(D)    The Borrower shall reimburse the Lender all reasonable out-of-pocket expenses (including reasonable attorneys’ fees) in conjunction with its review and processing of a proposed or completed Permitted Transfer (i.e., a Transfer in accordance with (a) and (b) above and (c) below), regardless of whether the Permitted Transfer is carried out. No transfer fee shall be payable in connection with a Permitted Transfer.
(iii)Any merger or consolidation of the REIT or Operating Partnership with any entity that is managed by, or is an affiliate of, the REIT so long as the REIT or the Operating Partnership is the surviving entity and such transaction does not result in or cause a Change of Control.
(iv)The Transfer of one hundred percent (100%) of the membership interests in Borrower to a wholly-owned subsidiary of Operating Partnership; provided that such transaction does not result in or cause a Change of Control.
(v)A one-time sale of the Property or of 100% of the direct or indirect membership interest in Borrower will be permitted, subject to the following conditions: (A) Lender’s approval of the transferee which, together with the parent company that directly or indirectly owns said transferee, must have a net worth of at least $150,000,000.00 and must be an Institutional Investor or developer with a reputation and experience comparable to Borrower as of the date hereof; (ii) the transferee’s express assumption of Borrower’s obligations under the Loan Documents and the Property Documents; (iii) Lender’s approval in its sole discretion of a substitute guarantor and substitute indemnitor, and delivery of substitute guaranty and indemnity instruments satisfactory to Lender; (iv) the Transfer Conditions are satisfied; (v) Lender’s receipt of satisfactory evidence that immediately prior to the Transfer and at least twelve (12) months subsequent to the Transfer (which forward-looking analysis will include any underwriting adjustments necessary in Lender’s discretion to properly reflect anticipated revenues and operating expenses for the subsequent period, including but not limited to estimated increases in real estate taxes resulting from any reassessment of the Property), the Property supports a loan to value ratio no greater that the loan to value ratio as of the date hereof, with value to be determined by the purchase price of the Property pursuant to an executed purchase and sale agreement with a bona fide unaffiliated third-party purchaser, and a Debt Service Coverage of not less than 3.55x; (vi) the Transfer will not violate Lender’s individual or related borrower limits as established by Lender from time to time in its sole discretion; (vii) payment of a transfer and assumption fee of 0.5% of the outstanding principal balance of the Loan; and (viii) if required by Lender in the exercise of its reasonable discretion, Lender’s receipt of a non-consolidation opinion in form and substance reasonably acceptable to Lender.
(c)    (i)    For purposes of this Section, a “Change of Control” shall occur when: (A) the Operating Partnership is no longer the sole member of Borrower and the limited partner and sole member of the general partner of Phillips Edison Institutional Joint Venture I, L.P., as applicable, (B) Phillips Edison Grocery Center OP GP I LLC (“Operating Partnership General Partner”) is no longer the sole general partner of the Operating Partnership, (C) REIT is no longer the sole member of Operating Partnership General

Partnership, and/or REIT's direct limited partnership interest in the Operating Partnership and/or its indirect beneficial interest in Borrower falls below 51%, or (D) any Transfer of interests or series of Transfers of interests in the REIT, which results in more than 49% of the ownership interests of the REIT being held by any single Person or affiliated group of people or entities. In addition, for the avoidance of doubt, any removal or replacement of the external REIT management advisor shall constitute a Permitted PECO Transfer and shall not constitute a Change of Control provided that (two (2) or more of Jeff Edison, Devin Murphy, Mark Addy, Bob Myers Joe Schlosser, Ryan Moore and John Caulfield (or, after reasonable prior notice to Lender, replacement executives having a similar level of experience and seniority to any replaced executive), shall continue to be executives of the REIT or the Operating Partnership.
(ii)    Neither any REIT Share Transfer nor any Transfer of any interest in the Operating Partnership shall relieve Borrower, Guarantor or Indemnitor of any of its obligations and liabilities under this Agreement or any of the other Loan Documents, including the Environmental Indemnity.
(iii)    REIT shall register (and continue such registration) so that Lender automatically receives notifications whenever the REIT posts and files any documents with the U.S. Securities and Exchange Commission. Additionally, from time to time, upon written request of Lender, REIT shall furnish to Lender copies of (i) mailings by REIT to its shareholders, (ii) to the extent not confidential, reports furnished by REIT to rating agencies and relating to its outstanding commercial paper, and (iii) to the extent not confidential, information generally supplied by REIT in writing to security analysts.
(iv)    Notwithstanding anything to the contrary herein, for such time as the REIT is publicly registered, publicly listed or publicly traded, the transfer provisions set forth herein (including the Transfer Conditions) shall not apply to any issuance, redemption, sale, pledge, conveyance, transfer or other disposition of any direct or indirect beneficial or legal ownership interests in any entity that is a shareholder of the REIT (it being understood that Borrower has no control over the ownership structure of any such entities). Further, so long as no Change of Control is effectuated, for such time as the REIT is publicly registered, publicly listed, or publicly traded, the transfer provisions set forth herein (including the Transfer Conditions) shall not apply to any issuance, conversion, redemption, sale, pledge, conveyance, transfer or other disposition of any direct or indirect beneficial or legal ownership interests in owners of limited partner interests in Indemnitor.

Section 12.3    Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event Lender will refrain from exercising any of the Remedies and no Event of Default shall be deemed to have occurred, provided that the following conditions are met:
(i)Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;
(ii)the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;
(iii)the Proceeding suspends enforcement or collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit as a result of the contest (provided, the foregoing need not be satisfied if clause (vi) is satisfied);
(iv)the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;
(v)Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest (provided, the foregoing need not be satisfied if clause (iii) is satisfied); and
(vi)with respect to an environmental lien, Borrower is using best efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

Section 12.4    Release Rights.
(a)During the Term of the Loan, if Borrower proposes to sell any Individual Property (as applicable, a “Release Parcel”) to a bona fide unaffiliated third party purchaser (including, without limitation, pursuant to a right of first offer, a right of first refusal or similar right in favor of a Tenant), then as limited below, Borrower will be permitted to obtain a release (a “Release”) of the Release Parcel subject to the following conditions and limitations for each Release:
(i)The Release is solely for the purpose of a transfer of the Release Parcel to bona fide unaffiliated third party purchase;
(ii)Not less than 30 days prior to the date of the Release, Borrower delivers to Lender (i) a notice setting forth (A) the date of the Release; (B) the name of the proposed transferee; and (C) any other information Borrower determines is reasonably necessary for Lender to analyze the terms of the Release, (ii) a non-refundable fee of $15,000 for each Release; and (iii) the Valuation Report;
(iii)There is no Event of Default under the Loan Documents on either the notice date or the date of the Release;
(iv)Borrower pays all of Lender’s reasonable out of pocket fees and expenses relating to the Release, including third party reports, title costs and outside counsel fees, if applicable;
(v)Borrower delivers to Lender copies of the executed documents evidencing the transfer of the Release Parcel as provided in subsection (i) above and such other information relating to the transfer of the Release Parcel as is reasonably required by Lender;
(vi)The values of the remaining Individual Properties support an average loan to value ratio of not more than 5% in excess of the loan to value ratio of such remaining Individual Properties at Closing, as set forth on Schedule 1 attached hereto (“LTV Threshold”). Borrower shall provide Lender a report (the “Valuation Report”) with respect to the value of each of the Individual Properties (other than the Release Parcel). Lender shall be entitled to object to the values set forth in such Valuation Report within 10 business days after delivery thereof (“Lender Review Period”). If Lender objects to the values of any Individual Property in the Valuation Report, then during the Lender Review Period, Lender shall determine its valuation of such Individual Property or Individual Properties by relying upon prior appraisals and its internal valuation metrics without obtaining new appraisals (with Net Operating Income used in such internal valuation to be calculated in accordance with Net Operating Income), provided that if Lender, after such internal valuation, determines that the remaining Individual Properties exceed the LTV Threshold, Lender shall immediately provide Borrower notice of its determination in reasonable detail prior to the expiration of the Lender Review Period. Upon delivery of such notice either Borrower or Lender may elect to engage an appraiser, at the Borrower’s expense, to make a final determination of the value. The parties shall endeavor to cause the appraisal to be completed not more than 10 Business Days from the expiration of the Lender Review Period. The Lender Review Period and the appraisal determination process, if needed, shall not be more than 30 days from the date the Valuation Report is initially delivered to Lender;
(vii)The aggregate Debt Service Coverage for the 12-month period following the Release based on projected Net Operating Income for the remaining Individual

Properties exclusive of the Release Parcel will be greater than 3.55x; provided that Borrower shall have the right to prepay an additional portion of the Loan to meet the required Debt Service Coverage;
(viii)Lender receives (A) 110% of the outstanding principal amount allocated to the Release Parcel (the “Release Amount”) to be applied to the outstanding principal balance of the Loan; (B) accrued interest on the Release Amount and all other sums due on the Loan allocated to the Release Parcel; and (C) the Prepayment Premium (for purposes of determining such Prepayment Premium (I) the “Prepayment Date Principal” shall equal the principal amount being prepaid and (II) the “Note Payment” shall mean each of (x) the scheduled Debt Service Payments (determined as if the principal balance of the Loan was equal to the Release Amount) for the period from the date of the Release through the Maturity Date and (y) the Release Amount); in connection with such payment, the payment amount in excess of the applicable Allocated Loan Amount will be applied, pro-rata, to reduce the remaining Allocated Loan Amounts, Lender will reset the Debt Service Payments based thereon, and Lender will provide a new schedule of Allocated Loan Amounts (which shall be deemed to automatically replace Schedule 1 hereof, provided, however, that Borrower shall execute any amendment or other instrument reasonably requested by Lender to evidence the reduction in the remaining Allocated Loan Amounts as provided herein);
(ix)Borrower and, if applicable, any Indemnitor and Guarantor, shall reaffirm their obligations under the Loan Documents and shall deliver to Lender such other documents, instruments, opinions and certificates related to the Release as Lender shall deem necessary, in its reasonable discretion; and
(x)If the aggregate loan to value ratio of the Property is greater than 40%, then Lender will not be required to release an Individual Property if Leases comprising more than 40% of the annual base rent of the Property exclusive of the Release Parcel would expire during any calendar year during the remainder of the Loan term. If the aggregate loan to value ratio of the Property is less than 40%, then this provision shall not apply.
(b)In connection with any Release, the following limitations will apply:
(i)No Release will be allowed during the first twelve (12) months of the Term;
(ii)The aggregate number of Releases allowed during the Term may not exceed eight (8). If Borrower Releases eight (8) properties the remaining eight (8) shall not include the following three (3) Individual Properties: Lakewood Plaza, Dean Taylor Crossing and Richmond Plaza;
(iii)No Release will be permitted which would cause the aggregate of the Release Amounts to exceed $87,500,000.00; and
(iv)In any twelve (12) month period, there shall be no more than two (2) Releases.

Section 12.5    Substitution.
(a)During the Term of the Loan, if Borrower proposes to sell a an Individual Property (as applicable, the “Substituted Parcel”) to a bona fide unaffiliated third party purchaser, then as limited below, Borrower will be permitted to substitute (a “Substitution”) a parcel (the “Substitution New Parcel”)
and obtain a release from Lender’s lien for the Substituted Parcel subject to the satisfaction of the following conditions and limitations, satisfaction to be determined by Lender in its reasonable discretion except as otherwise expressly stated:
(i)Lender receives not less than 45 days’ prior written notice of the Substitution, such notice to include A) a full package of information concerning the Substitution New Parcel and B) the payment of a non-refundable fee of $20,000 for each Substitution
(ii)Borrower pays, within 10 days of notice by Lender, a deposit for the costs of any appraisal, engineering or environmental reports required in connection with the Substitution in an amount reasonably determined by Lender;
(iii)There is no Event of Default under the Loan Documents on either the notice date or the date of the Substitution;
(iv)Borrower pays all of Lender’s reasonable out of pocket fees and expenses relating to the Substitution, including third party reports, title costs and outside counsel fees, if applicable;
(v)Prior to release of the Substituted Parcel, Lender receives evidence satisfactory to Lender that the parcel is being sold to a bona fide unaffiliated third party purchaser;
(vi)The quality of the Substitution New Parcel is comparable to or better than the Substituted Parcel;
(vii)The appraised value of the Substitution New Parcel (as determined by an appraisal reasonably satisfactory to Lender, paid for by Borrower and prepared by an appraiser appointed by Lender) is greater than (i) the appraised value allocated to the Substituted Parcel as set forth on Schedule 1, and (ii) the purchase price of the Substituted Parcel at the time of the Substitution;
(viii)The Debt Service Coverage for the 12-month period following the Substitution based on projected Net Operating Income for the Property exclusive of the Substituted Parcel but inclusive of the Substitution New Parcel will be greater than 3.55x;
(ix)The Substitution New Parcel conforms in all respects to Lender’s underwriting standards and criteria as well as such other environmental, engineering, legal or title requirements, as Lender may determine in its reasonable discretion;
(x)Borrower, and if applicable, Indemnitor and Guarantor, will reaffirm their obligations under the Loan Documents and execute and deliver appropriate amendments to the Loan Documents satisfactory to Lender making the Substitution New Parcel part of the security for the Loan, Indemnitor executes an environmental indemnity (in form and substance substantially similar to the Environmental Indemnity) with respect to the Substitution New Parcel and Lender receives such title assurances and endorsements to its existing policies confirming the priority of its lien on the Substitution New Parcel and extending the coverage of all insurance (including endorsements) offered under the existing policies to the Substitution New Parcel, consenting to the release of the Substituted Parcel, and otherwise confirming no adverse changes in title coverage or the amount thereof;
(xi)Borrower and the Substitution New Parcel satisfy in a timely fashion each of the closing conditions required at the time of the making of the Loan that would have been applicable if the Substitution New Parcel had been included in the original Property; and
(xii)Borrower satisfies such conditions as Lender may reasonably require to the Substitution including providing any consents or approvals which may be necessary pursuant to Laws or documents affecting the Substituted Parcel
(b)In connection with any Substitution, the following limitations will apply:
(i)No more than eight (8) Substitutions will be allowed during the Term;
(ii)After giving effect to the proposed Substitution, the aggregate amount of the appraised value of the Substituted Parcel and the appraised values of Substituted Parcels released in any prior Substitutions (based on the appraised value of such Substituted Parcels as of the date hereof) shall not exceed $87,500,000.00; and
(iii)In any twelve (12) month period, there shall be no more than two (2) Substitutions.

ARTICLE XIII
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 13.1    Further Assurances.
(a)Borrower will execute, acknowledge and deliver to Lender (or any other entity Lender designates) any additional or replacement documents (other than replacement Notes) and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property.
(b)During the continuance of an Event of Default, Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any of the additional or replacement documents (other than replacement Notes) referred to in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section.
Section 13.2
(a) Within 10 Business Days of Lender’s request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying, to Borrower’s knowledge, (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement. Except during the continuance of an Event of Default, Lender shall not request a certificate under this subsection (a) more than once every twelve (12) months.
(b)If Lender requests, Borrower promptly will use commercially reasonable efforts to deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying that the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document and that there are no defenses or offsets against the performance of its obligations under the Property Document. Notwithstanding the foregoing, Lender hereby acknowledges that any form or specific provision regarding estoppels in a Property Document or attached shall be satisfactory. Except during the continuance of an Event of Default, Lender shall not request a certificate under this subsection (b) more than once every twelve (12) months.
(c)If Lender requests, Borrower promptly will use commercially reasonable efforts to deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may require, including that the Lease is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease. Notwithstanding the foregoing, Lender hereby acknowledges that any form of estoppel certificate set forth in a Lease shall be satisfactory. Except during the continuance of an Event of Default, Lender shall not request a certificate under this subsection (c) more than once every twelve (12) months.

Section 13.3    Special Purpose Entity Representations, Warranties and Covenants.
Each Borrower Entity covenants and agrees for itself as follows (the use of the term “Property” herein shall refer to the applicable Individual Property, and the use of the term “Borrower” herein shall refer to the applicable Borrower Entity):
(a)is formed solely for the purpose of owning and operating the Property and is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management, leasing, financing, refinancing, development and operation of the Property, and in the case of Ardrey Kell Station, LLC to be the sole shareholder of Ardrey Kell Owner Association, Inc. (“AKOA”);
(b)other than AKOA, does not have and will not acquire or use any assets other than the Property and personal property incidental to the business of owning and operating the Property and activities incidental thereto; without limiting the foregoing, the Property shall be operated as a single property or project, generating substantially all of Borrower’s gross income, it being the intent that the Property shall constitute “single asset real estate” for purposes of Section 362(d)(3) of the Bankruptcy Code;
(c)other than in connection with a Permitted Transfer, will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;
(d)will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, violate the material terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable;
(e)will observe all limited liability company, limited partnership or general partnership formalities that relate to the Borrower’s separateness pursuant to its formation documents, operating agreement, bylaws or partnership agreement (as the case may be) or any other organizational filing or document governing the affairs of the Borrower;
(f)other than in connection with the Loan, has not and will not guarantee, pledge its assets for the benefit of, or otherwise become obligated for the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person except for obligations for indemnification and other obligations of the Borrower pursuant to its operating agreement, bylaws or partnership agreement, as applicable;
(g)has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan, (ii) any existing loans relating to the Property that are discharged or repaid from the proceeds of the Loan, (iii) trade debt incurred in the ordinary course of business not evidenced by a note and paid in the ordinary course of Borrower’s business in connection with owning, operating and maintaining the Property, provided that such indebtedness is paid within ninety (90) days of when incurred, unless being validly contested, and (iv) any other indebtedness permitted by the Loan Documents;
(h)will be and will at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, limited partner, general partner or member, as applicable, or any affiliate of any limited partner, general partner or member of Borrower, as applicable), will correct any known misunderstanding concerning its separate identity, and will not identify any other entity (including, without limitation, any affiliate, limited partner, general partner or member, or any affiliate of any limited partner, general partner or member of Borrower, as applicable) as a division or part of Borrower;
(i)will maintain and account for all assets related to the Property in such a manner that it will not be costly or difficult to segregate, ascertain or identify its assets from those of any other Person who is not obligated to repay the Loan, subject to the management and operation of the Property by the Manager from and after the date hereof using a comingled account for receipt of Rents and subsequent distribution to a central account used to pay Operating Expenses, hold reserves and otherwise conduct the business of Borrower and certain Affiliates, and starting on the date which is not later than 120 days from the date of this Agreement, using one or two accounts for the receipt of Rents (which account or accounts shall not include Rents or other funds from any other properties other than the Property), prior to the subsequent distributions to a central account used to pay Operating Expenses, hold reserves and otherwise conduct the business of Borrower and certain Affiliates;
(j)will maintain its own separate, complete and accurate accounts, books, records and financial statements complying with GAAP, provided that the Borrower’s assets may be included in consolidated financial statements of its Affiliates and Borrower may be part of a consolidated federal tax return to the extent required or permitted by applicable law, including as a result of Borrower being a “disregarded entity” so long as there is an appropriate notation indicating the separate existence of the Borrower and its assets and liabilities (for the avoidance of doubt, this Section 13.3(j) shall not require any Borrower to file its own separate tax return if such Borrower is not required under applicable law to file such tax return because it is treated as a disregarded entity under applicable law or otherwise);
(k)except as permitted or required by the Loan Documents, will pay its obligations and expenses from its own funds and assets; in each case to the extent sufficient cash flow from the Property is available to Borrower;
(l)will maintain its books, records, resolutions and agreements separate and apart from those of any other person;
(m)will not have any paid manager or director for the entity and to the extent Borrower has any employees, except as permitted or required by the Loan Documents, Borrower will pay the salaries of its own employees from its own funds and in the absence of such paid employees, Borrower will obtain all necessary services through third parties or independent contractors;
(n)will conduct and operate business in its own name or in the name of the Property, will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks;
(o)other than the management agreement, and insurance obtained from Silver Rock Insurance Inc. (Guarantor’s captive insurance company) will not enter into or be a party to any transaction with any Affiliate, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and no less favorable to the Borrower than those that would be available on an arms-length basis with third parties;
(p)will not make loans or advance credit to any person (including Affiliates) other than to tenants of the Property in the form of tenant allowances or tenant improvements or to co-borrowers in connection with the Loan;

(q)will not take any action which, under the terms of any formation document or other applicable organizational documents, requires the unanimous consent of all directors, partners or members, as applicable, without such required vote;
(r)will not engage in, seek or consent to any dissolution, winding up, liquidation, asset sale (other than as permitted by the Loan Documents), bankruptcy or insolvency filing, or material amendment to or modification (including without limitation to any amendments or modifications of Borrower’s separateness covenants) of its partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, without the required written consent of Lender;
(s)will intend to operate its business with the goal of maintaining capital which is adequate for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent funds are available from the Property; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower; and
(t)will have, or if the Borrower is a partnership, the general partner of Borrower will have, organizational documents that provide that, regardless of the solvency of the Borrower, that Lender is an intended third-party beneficiary of such organizational documents.
Borrower agrees the SPE Covenants are and will continue to be defined within Borrower’s (and if Borrower is a partnership, within the general partner’s) organizational documents. Each Borrower Entity (a) is and shall be qualified to do business in the state or commonwealth where its applicable Individual Property is located and (b) to the extent same is a single member limited liability company, is and will continue to be duly organized and in good standing under the laws of Delaware and maintains and will continue to maintain a springing member.
ARTICLE XIV
DEFAULTS AND REMEDIES
Section 14.1    Events of Default.
(a)The term “Event of Default” means the occurrence of any of the following events:
(i)if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of three (3) Business Days after notice from Lender;
(ii)if Borrower makes a general assignment for the benefit of creditors or admits in writing in a Proceeding its inability to pay its debts as they become due; or if Borrower or any other party (other than Lender) commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 90 days to have the Proceeding dismissed or discharged before an Event of Default occurs;
(iii)if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of the Security Instrument;
(iv)if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan;
(v)if an Event of Default occurs under any other Loan Document;
(vi)if a Transfer occurs except in accordance with the provisions of this Agreement;
(vii)if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document or any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan, which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower or
(viii)if Borrower violates, in more than a de minimis respect, any covenant contained within Section 13.3 entitled “Special Purpose Entity Representations, Warranties and Covenants” and such violation is not cured within three (3) Business Days after receipt of notice from Lender.
Section 14.2    Acceleration. If an Event of Default occurs and is continuing, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies.
Section 14.3    Remedies. If an Event of Default occurs and is continuing, Lender or any Person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under any Loan Document or Laws including the actions set forth in Section 7.2 of the Security Instrument. Without limitation of the foregoing, in no event shall New York State Real Property Actions and Proceedings Law §§1301 or 1371 (or any respective successor statute thereto) be interpreted (by the parties hereto or by any court in any jurisdiction, whether in the State of New York or elsewhere) to so restrict or prohibit any such actions by Lender.

ARTICLE XV
LIMITATION OF LIABILITY
Section 15.1    Limitation of Liability.
(a)Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose the Security Instrument instead of instituting suit on the Note. If a lesser sum is realized from a foreclosure of the Security Instrument and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower for or on account of the deficiency, except as set forth in subsections (b) and (c).
(b)The limitation of liability in subsection (a) will not affect or impair (i) the lien of the mortgages and deed of trusts or Lender’s other rights and remedies under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the obligations of Borrower thereunder; (iii) Lender’s rights under any Loan Documents that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.
(c)The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower for the following:
(i)all losses actually suffered and liabilities and expenses actually incurred by Lender (but excluding any consequential, special, punitive or exemplary damages or diminution in value) relating to any fraud, intentional misrepresentation or omission by Borrower in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the obligations under the Loan Documents;
(ii)distribution of Rents derived from the Property or amounts that are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property to Borrower’s members after an Event of Default under the Loan Documents which Event of Default is a basis of a proceeding by Lender to enforce the collection of the Loan;
(iii)the cost of remediation of any Environmental Activity (as defined in the Loan Documents) affecting the Property and any other losses actually suffered and liabilities and expenses actually incurred by Lender (but excluding any consequential, special, punitive or exemplary damages or diminution in value of the Property that was not caused by the acts or omissions of Borrower) relating to a default under any Article entitled “Environmental” contained in the Loan Documents;
(iv)misapplication or misappropriation of any security deposits collected by Borrower or letter of credit or advance rents held by Borrower, to the extent of the amount misapplied or misappropriated;

(v)any Termination Fee received by Borrower in connection with the termination, cancellation or surrender of the leased premises by a Major Tenant after an Event of Default under the Loan Documents which Event of Default is a basis of a proceeding by Lender to enforce the collection of the Loan, which is not paid to Lender (or an escrow agent selected by Lender) in accordance with the terms and conditions of this Agreement, to the extent of the portion of such Termination Fee received and not paid over to Lender to be held in accordance with this Agreement;
(vi)the replacement cost of any Fixtures and Personal Property removed from the Property after an Event of Default occurs other than in the ordinary course of repair and maintenance and which are not replaced by items of similar value and function;
(vii)all losses actually suffered and liabilities and expenses actually incurred by Lender (but excluding any consequential, special, punitive or exemplary damages or diminution in value) relating to any waste by Borrower; provided the failure of to restore, repair or maintain the Property shall not constitute waste if gross revenue, after payment of Debt Service on the Loan and all Operating Expenses, is not available to Borrower or is not sufficient to pay the same;
(viii)all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies but only to the extent Lender had advanced funds to Borrower pay for the work or materials;
(ix)all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of the Loan Documents relating to ERISA;
(x)all losses suffered and liabilities and expenses incurred by Lender relating to any default under any of the provisions of the Loan Documents relating to Anti-Terrorism Laws or money laundering;
(xi)all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of the Loan Documents requiring Borrower to provide prior notice to Lender of any change in the Borrower’s legal name, place of business or state of organization/formation;
(xii)misapplication or misappropriation of Proceeds to the extent of the amount misapplied or misappropriated;
(xiii)all losses actually suffered and liabilities and expenses actually incurred by Lender (but excluding any consequential, special, punitive or exemplary damages or diminution in value) relating to the failure to maintain, or to pay the Insurance Premiums for, any insurance required to be maintained under the Loan Documents, but solely to the extent the Property generated sufficient net cash flow to pay such Insurance Premiums; provided, however, that notwithstanding anything contained in the Loan Documents to the contrary, Borrower shall not have any liability under this clause if the reserves held by the Lender contains sufficient funds to pay such Insurance Premiums but Lender failed to pay such Insurance Premiums;
(xiv)all losses actually incurred by Lender (but excluding any consequential, special, punitive or exemplary damages or diminution in value) relating to Borrower interference, disturbance contest, obstruction or hindrance Lender’s exercise of any of its rights or remedies under any of the Loan Documents upon an Event of Default in bad faith;
(xv)all losses suffered and liabilities and expenses incurred by Lender relating to the Borrower’s failure to pay Taxes and Assessments in accordance with the Loan Documents, but solely to the extent the Property generated sufficient net cash flow to pay such Taxes and Assessments after payment of Debt Service; provided, however, that notwithstanding anything contained in the Loan Documents to the contrary, Borrower shall not have any liability under this clause if the reserves held by the Lender contains sufficient funds to pay such Taxes and Assessments but Lender failed to pay same; and
(xvi)all losses actually suffered and liabilities and expenses actually incurred by Lender as a result of third party claims arising out of (i) the use and occupancy of the property located at 237 Grand Heights Dr., Cary, NC, commonly known Harrison Pointe Center, by Matthew Durand d/b/a Giggles Drop-In Childcare, its successors and assigns, as a daycare facility, and (ii) the use and occupancy of any other portion of the Property used as a daycare facility.
(d)Notwithstanding the foregoing, the limitation of liability subparagraph (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and Lender may recover personally against Guarantor and Borrower, in the event of (i) a voluntary bankruptcy or insolvency proceeding of Borrower if such proceeding is not dismissed in accordance with the terms of the Loan Documents, (ii) an involuntary bankruptcy or insolvency proceeding of Borrower, in which Borrower colludes with creditors (other than Lender) in such bankruptcy or insolvency proceeding if such proceeding is not dismissed in accordance with the terms of the Loan Documents, (iii) a default by of any of the covenants or requirements contained in the Loan Agreement in the section entitled “Special Purpose Entity Representations, Warranties and Covenants” (the “SPE Covenants”), provided that liability for a breach of an SPE Covenant under this clause (iii) shall be limited to any losses or liabilities actually suffered by Lender (but excluding any consequential, special, punitive or exemplary damages or diminution in value) unless such breach is the basis in whole or in part for the substantive consolidation of Borrower in a bankruptcy action, or (iv) a transfer of the Property that is not permitted under the section of the Loan Agreement entitled “Permitted Transfers”.
(e)Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.
(f)Notwithstanding anything to the contrary contained herein, no present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in Borrower (“Constituent Member”), or of or in any Person that is or becomes a Constituent Member in Borrower (other than Guarantor under the Carveout Guaranty or Indemnitor under the Environmental Indemnity), shall have any personal liability, directly or indirectly, under or in connection with this Agreement, the Loan Documents, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each of the parties hereto, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. For purposes hereof, to the extent applicable, neither the negative capital account of any Constituent Member in Borrower, nor any obligation of any Constituent Member in Borrower to restore a negative capital account or to contribute or loan capital to Borrower or to any other Constituent Member in Borrower shall at any time be deemed to be the property or an asset of Borrower (or any such other Constituent Member) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against with respect to any such negative capital account or obligation to restore, contribute or loan.
ARTICLE XVI
WAIVERS
Section 16.1    INTENTIONALLY OMITTED.
Section 16.2    WAIVER OF NOTICE. BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.
Section 16.3    WAIVER OF MARSHALLING AND OTHER MATTERS. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE IN EACH CASE TO THE EXTENT PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW, BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.
Section 16.4    WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER WAIVES TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST, LENDER OR BORROWER, AS APPLICABLE, OR RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.
Section 16.5    WAIVER OF COUNTERCLAIM. BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS OR COMPLAINTS BROUGHT IN GOOD FAITH, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.
Section 16.6    WAIVER OF JUDICIAL NOTICE AND HEARING. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.
Section 16.7    WAIVER OF SUBROGATION. BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

Section 16.8    GENERAL WAIVER. BORROWER ACKNOWLEDGES THAT (A) BORROWER ENTITIES, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE OR OTHER LOAN DOCUMENTS WILL RELY ON THE ACKNOWLEDGMENT.
ARTICLE XVII
NOTICES
Section 17.1    Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid, addressed to the appropriate party at its address listed below:

If to Lender
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Senior Director, Head of Loan Closing/
Asset Management
Global Real Estate
TIAA Authorization #AAA-7887
Investment ID #0008464

with a copy to:
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Associate General Counsel, Director
Asset Management Law
TIAA Authorization #AAA-7887
Investment ID #0008464

And	Commercial Loan Services 929 Gessner, Suite 1740 Houston, Texas 77024 Attention: Chief Legal Officer

And:	Seyfarth Shaw LLP 620 Eighth Avenue New York, New York 10018 Attn: Eric Sidman, Esq.

If to Borrower:	c/o Phillips Edison 11501 Northlake Dr. Cincinnati, Ohio 45249 Attention: Todd Pleiman
And:	c/o Phillips Edison 11501 Northlake Dr. Cincinnati, Ohio 45249 Attention: Chief Accounting Officer
And:	c/o Phillips Edison 11501 Northlake Dr. Cincinnati, Ohio 45249 Attention: General Counsel
with a copy to:	Latham & Watkins LLP 330 N. Wabash Street, Suite 2800 Chicago, Illinois 60611 Attn: Robert Buday

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.
Section 17.2    Change in Borrower’s Legal Name, Place of Business or State of Formation. Borrower will notify Lender in writing prior to any change in Borrower’s legal name, place of business or state or commonwealth of organization, including as a result of, or in connection with, any Transfer, including any Permitted Transfer.
ARTICLE XVIII
MISCELLANEOUS
Section 18.1    Applicable Law. THE LOAN AGREEMENT IS GOVERNED BY AND WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENTS MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK COUNTY AND STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR, AS TO THE NOTE, SECURITY INSTRUMENT OR ASSIGNMENT, IN THE APPLICABLE FEDERAL OR STATE COURT IN THE COUNTY AND STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, AND BORROWER AND LENDER WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON-CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 18.2    Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate.
Section 18.3    Lender’s Discretion. Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.
Section 18.4    Unenforceable Provisions. If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.
Section 18.5    Survival of Borrower’s Obligations. Borrower’s representations, warranties and covenants contained in the Loan Documents will survive (i) satisfaction of the Obligations; (ii) release of the lien of the Security Instrument; (iii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iv) Lender’s exercise of any of the Remedies or any of Lender’s other rights under the Loan Documents; (v) a Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower, to the extent such representations, warranties and covenants relate to the period prior to repayment of the Debt.
Section 18.6    Relationship Between Borrower and Lender; No Third Party Beneficiaries.
(a)Lender is not a partner of or joint venturer with Borrower or any other Person as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other Person by virtue of Lender’s actions.
(b)All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No Person other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7    Partial Releases; Extensions; Waivers. Lender may: (i) release any part of the Property; provided such Property is still included in the definition of Operating Income or any Person obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any Person that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any Person’s performance of an Obligation, release any Person now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any Person not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.
Section 18.8    Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.
Section 18.9    Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.
Section 18.10    No Oral Amendment. The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.
Section 18.11    Lost or Destroyed Note. If the Note is lost, mutilated, destroyed or stolen, Borrower will deliver to Lender a new, substitute note containing the same provisions as the Note, provided that Borrower is furnished with reasonably satisfactory evidence of the loss, mutilation, destruction or theft of the Note and a customary lost note indemnity from Lender.
Section 18.12    Time of the Essence. Time is of the essence with respect to Borrower’s payment and performance of the Obligations and Lender’s obligations under this Loan Agreement.
Section 18.13    Subrogation. If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.
Section 18.14    Joint and Several Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person under this Loan Agreement are joint and several.
Section 18.15    Successors and Assigns. The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives; provided that Lender shall not transfer, assign or otherwise convey the Loan or sell any participations in the Loan to any Person who directly or through its Affiliates has its primary business as an owner/operator of retail shopping centers; provided that any Institutional Investor who originates mortgage loans who also has an Affiliate that is an owner/operator of retail shopping centers shall not be prohibited from being a transferee of the Loan.
Section 18.16    Duplicates and Counterparts. Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single original document.
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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered this Loan Agreement as of the date first set forth above.

BORROWER:

ARDREY KELL STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

CUSHING STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

DEAN TAYLOR STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

DEERWOOD LAKE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

GOOLSBY POINTE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

HAMILTON VILLAGE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

HARRISON POINTE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

LAKEWOOD STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

NORTHRIDGE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Institutional REIT LLC, a Delaware limited liability company
Its Sole Member

By:    Phillips Edison Institutional Joint Venture I, L.P., a Delaware limited partnership
Its:    Managing Member

By:    PAI GP LLC, a Delaware limited liability company
Its:    General Partner

By:    Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited     partnership
Its:    Sole Member

By:    Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company
Its:    General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

NORTHTOWNE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Institutional REIT LLC, a Delaware limited liability company
Its Sole Member

By:    Phillips Edison Institutional Joint Venture I, L.P., a Delaware limited partnership
Its:    Managing Member

By:    PAI GP LLC, a Delaware limited liability company
Its:    General Partner

By:    Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited     partnership
Its:    Sole Member

By:    Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company
Its:    General Partner
By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

RED MAPLE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

RICHMOND STATION LLC
a Delaware limited liability company

By:    Phillips Edison Institutional REIT LLC, a Delaware limited liability company
Its Sole Member

By:    Phillips Edison Institutional Joint Venture I, L.P., a Delaware limited partnership
Its:    Managing Member

By:    PAI GP LLC, a Delaware limited liability company
Its:    General Partner

By:    Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited     partnership
Its:    Sole Member

By:    Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company
Its:    General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

SAVAGE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

STERLING POINT STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

STOCKBRIDGE STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

STOCKBRIDGE STATION OUTPARCEL LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

WEST CREEK STATION LLC
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.
a Delaware limited partnership, its sole member

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its General Partner

By: /s/ Robert Myers
Name: Robert Myers
Title: Vice President

LENDER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
a New York corporation
By: /s/ Diedre M. Davis
Name:    Diedre M. Davis
Title: Director